                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 18, 1997
                          (as amended on March 2, 1998)
                          -----------------------------
                                 Date of Report
                        (Date of earliest event reported)



                                COHO ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                         Commission file number 0-22576


           Texas                                         75-2488635
------------------------------                     ----------------------
(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                     Identification Number)


14785 Preston Road, Suite 860
Dallas, Texas                                               75240
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (972) 774-8300

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

                        INDEX TO FINANCIAL STATEMENTS

         Report of Independent Public Accountants ..........................................F-1
         Statements of Revenues and Direct Operating Expenses for the Years
             Ended December 31, 1995, 1996 and 1997 and for the Nine Months
             Ended September 30, 1997 ......................................................F-2
         Notes to Statements of Revenues and Direct Operating Expenses .....................F-3

(b)      Pro Forma Financial Information

         Pro Forma Condensed Consolidated Financial Statements (Unaudited) .................P-1
         Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 ...........P-2
         Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended
             December 31, 1996 .............................................................P-3
         Pro Forma Condensed Consolidated Statement of Earnings for the Nine Months Ended
             September 30, 1997 ............................................................P-4
         Notes to Pro Forma Condensed Consolidated Financial Statements ....................P-5

                                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Coho Energy, Inc.:

         We have audited the accompanying statements of revenues and direct operating expenses of the Amoco Property Acquisition (see Note 1) for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997. These financial statements are the responsibility of the management of Coho Energy, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such statements present fairly, in all material respects, the revenues and direct operating expenses of the Amoco Property Acquisition described in Note 1 for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.



Dallas, Texas
    March 2, 1998

                           AMOCO PROPERTY ACQUISITION

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

              For the Years Ended December 31, 1995, 1996 and 1997
                and for the Nine Months Ended September 30, 1997
                                 (in thousands)

                                                                          Nine Months Ended
                                      Year Ended December 31,                September 30,
                                  -------------------------------         -----------------

                                    1995        1996        1997                 1997
                                  -------     -------     -------              -------
OPERATING REVENUES
    Oil and gas production        $16,636     $27,736     $43,017              $32,040

DIRECT OPERATING EXPENSES
    Oil and gas operating           6,651       7,425      16,338               12,205
                                  -------     -------     -------              -------
EXCESS OF REVENUES OVER
    DIRECT OPERATING EXPENSES     $ 9,985     $20,311     $26,679              $19,835
                                  =======     =======     =======              =======



       See Notes to Statements of Revenues and Direct Operating Expenses.

                               AMOCO PROPERTY ACQUISITION

         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(1) BASIS OF PRESENTATION -

         On December 18, 1997, Coho Energy, Inc. (the "Company"), through its indirect wholly owned subsidiary Coho Oil & Gas, Inc. ("Coho Oil"), acquired from Amoco Production Company ("Amoco") interests in certain crude oil and natural gas properties (the "Amoco Property Acquisition") located in southern Oklahoma for cash consideration of approximately $257.5 million and warrants to purchase one million shares of common stock of the Company at $10.425 per share for a period of five years. The acquired properties (the "Amoco Properties") are in more than 25,000 gross acres concentrated in southern Oklahoma, including 14 major producing oil fields. Approximately $70 million of the acquisition cost is attributable to unproved properties.

         Coho Oil is a wholly owned subsidiary of Coho Resources, Inc. ("Coho Resources"), which is in turn a wholly owned subsidiary of Coho Energy, Inc. Approximately $221 million of the acquisition was financed under Coho Resources' existing bank credit facility and the remaining $36.5 million was funded from working capital.

         The accompanying statements of revenues and direct operating expenses include revenues and direct operating expenses for the acquired properties for the periods such properties were owned by Amoco. Certain of the properties in the Amoco Property Acquisition were acquired by Amoco in March 1997 and therefore only the revenues and direct operating expenses from March 1, 1997 through December 31, 1997 are included in such statements. See Note 2 for pro forma information.

         The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by the Company.

         Historical financial information reflecting financial position, results of operations and cash flows of the Amoco Property Acquisition is not presented because all of the acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

(2) ACQUISITION OF ADDITIONAL INTERESTS IN THE AMOCO PROPERTIES

         In March 1997, Amoco acquired interests in certain southern Oklahoma crude oil and natural gas properties which were subsequently sold to the Company in December 1997 in the Amoco Property Acquisition transaction discussed above. The revenues and direct operating expenses for such properties for the period from March 1, 1997 through December 31, 1997 are included in the audited statements of revenues and direct operating expenses for the Amoco Property Acquisition.

                          AMOCO PROPERTY ACQUISITION

         The following unaudited pro forma information for the years ended December 31, 1996 and 1997 and for the nine months ended September 30, 1997 have been prepared assuming the acquisition of such interests had consummated immediately prior to each of the periods presented (in thousands):

                                                                 For the Nine
                                    For the Year Ended           Months Ended
                                       December 31,              September 30,
                                   -------------------           -------------
                                     1996        1997                1997
                                   -------     -------             -------
Operating revenues                 $44,878     $46,298             $35,321
Direct operating expenses           16,130      17,947              13,814
                                   -------     -------             -------
Excess of revenues over direct
    operating expenses             $28,748     $28,351             $21,507
                                   =======     =======             =======

(3) SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED) -

Estimated Quantities of Proved Oil and Gas Reserves

         The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were estimated by independent petroleum engineers in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

PROVED OIL AND GAS RESERVES AS OF DECEMBER 31, 1997:

                                              Oil (MBbls)         Gas (MMcf)
                                              -----------         ----------
Proved Reserves                                 53,358              32,616
                                                ======              ======
Proved Developed Reserves                       27,231              21,361
                                                ======              ======


Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

      The following standardized measure of discounted future net cash flows was computed in accordance with the rules and regulations of the Securities and Exchange Commission and Financial Accounting Standards Board Statement No. 69 using year-end prices and costs. Royalty deductions were based on laws, regulations and contracts existing at the end of each period. No values are given to unproved properties or to probable reserves that may be recovered from proved properties.

      The inexactness associated with estimating reserve quantities, future production and revenue streams and future development and production expenditures, together with the assumptions applied in valuing future

                          AMOCO PROPERTY ACQUISITION
production, substantially diminishes the reliability of this data. The values so derived are not considered to be an estimate of fair market value. The Company therefore cautions against its simplistic use.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS BEFORE INCOME TAXES AT DECEMBER 31, 1997 (in thousands):


Future Cash Inflows                                   $ 917,281
Future Costs:
    Production                                         (361,304)
    Development                                         (41,186)
                                                      ---------
Future Net Cash Flows                                   514,791
10% Discount Factor                                    (275,986)
                                                      ---------
Standardized Measure of Discounted Future
    Net Cash Flows before Income Taxes                $ 238,805
                                                      =========

Estimated December 31, 1997 average realized price:

$/Bbl ........................................ $ 15.88
$/Mcf ........................................ $  2.15

                       COHO ENERGY, INC. AND SUBSIDIARIES

        PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

         The accompanying Pro Forma Condensed Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Coho Energy, Inc. and subsidiaries (the "Company"). The Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 has been prepared as if the Amoco Property Acquisition and the Offerings discussed in Note 1 were consummated on September 30, 1997. The Pro Forma Condensed Consolidated Statements of Earnings for the year ended December 31, 1996 and for the nine months ended September 30, 1997 have been prepared as if the Amoco Property Acquisition was consummated immediately prior to January 1, 1996 and January 1, 1997, respectively.

         The Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Condensed Consolidated Statements of Earnings due to normal production declines, changes in oil and gas prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's condensed consolidated financial statements and the related notes included in the Company's quarterly report on Form 10-Q for the nine months ended September 30, 1997.

                       COHO ENERGY, INC. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                               September 30, 1997
                      (in thousands, except share amounts)

                                                                            Pro Forma Adjustments
                                                                        ------------------------------
                                                                            The         Amoco Property
                                                         Historical     Offerings(a)    Acquisition(b)    Pro Forma
                                                         ----------     ------------    --------------    ---------
                        ASSETS
CURRENT ASSETS
    Cash and cash equivalents                            $   1,245       $  48,956       $ (38,355)       $  11,846
    Accounts receivable, principally trade                   8,322                                            8,322
    Deferred income taxes and other non current assets       1,924                                            1,924
                                                         ---------       ---------       ---------        ---------
                                                            11,491          48,956         (38,355)          22,092

PROPERTY AND EQUIPMENT, at cost net of
    accumulated depletion and depreciation, based
    on full cost accounting                                251,441                         267,745          519,186
OTHER ASSETS                                                 2,193           4,383                            6,576
                                                         ---------       ---------       ---------        ---------
                                                         $ 265,125       $  53,339       $ 229,390        $ 547,854
                                                         =========       =========       =========        =========
  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable, principally trade                  $   7,705                                        $   7,705
    Accrued liabilities and other payables                   8,121                           1,300            9,421
    Current portion of long-term debt                           38                                               38
                                                         ---------       ---------       ---------        ---------
                                                            15,864               0           1,300           17,164
LONG TERM DEBT excluding current portion                   144,791           4,116         221,000          369,907
OTHER NONCURRENT LIABILITIES                                    --                           3,700            3,700
DEFERRED INCOME TAXES                                       17,699                                           17,699
SHAREHOLDERS' EQUITY
    Preferred stock, par value $0.01 per share
        Authorized 10,000,000 shares, none issued               --                                               --
    Common stock, par value $0.01 per share
        Authorized 50,000,000 shares, Issued and
        outstanding 20,465,330 shares; Pro Forma -
        25,465,330 shares                                      205              50                              255
    Additional paid-in capital                              84,234          49,173           3,390          136,797
    Retained earnings                                        2,332                                            2,332
                                                         ---------       ---------       ---------        ---------
    Total shareholders' equity                              86,771          49,223           3,390          139,384
                                                         ---------       ---------       ---------        ---------
                                                         $ 265,125       $  53,339       $ 229,390        $ 547,854
                                                         =========       =========       =========        =========



       See Notes to Pro Forma Condensed Consolidated Financial Statements.

                       COHO ENERGY, INC. AND SUBSIDIARIES

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                      For the Year Ended December 31, 1996
                      (in thousands, except share amounts)

                                                                Pro Forma Adjustments
                                                            ----------------------------
                                                            Amoco Property
                                         Historical         Acquisition (c)         Other             Pro Forma
                                         ----------         ---------------         -----             ---------
OPERATING REVENUES
    Oil and gas production             $     54,272        $     44,878                                $ 99,150
                                       ------------        ------------                                --------
OPERATING EXPENSES
    Direct operating expenses                13,875              16,130                                  30,005
    General and administrative                7,264                                  1,200(d)             8,464
    Depletion and depreciation               16,280                                 10,442(e)            26,722
                                       ------------        ------------                                --------
        Total operating expenses             37,419              16,130                                  65,191
                                       ------------        ------------                                --------
OPERATING INCOME                             16,853              28,748                                  33,959
                                       ------------        ------------                                --------
OTHER INCOME AND EXPENSES
    Interest and other income                 1,012                                                       1,012
    Interest expense                         (8,476)                               (16,686)(f)          (25,162)
                                       ------------                                                    --------
                                             (7,464)                                                    (24,150)
                                       ------------                                                    --------
EARNINGS FROM OPERATIONS
    BEFORE INCOME TAXES                       9,389                                                       9,809
INCOME TAX PROVISION                          3,483                                    159(g)             3,642
                                       ------------                                                    --------
NET EARNINGS                           $      5,906                                                    $  6,167
                                       ============                                                    ========
EARNINGS PER COMMON
    SHARE                              $       0.29                                                    $   0.30
                                       ============                                                    ========
WEIGHTED AVERAGE
    COMMON SHARES
    OUTSTANDING                          20,457,398                                                  20,457,398
                                       ============                                                  ==========


       See Notes to Pro Forma Condensed Consolidated Financial Statements.

                       COHO ENERGY, INC. AND SUBSIDIARIES

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                  For the Nine Months Ended September 30, 1997
                      (in thousands, except share amounts)

                                                                Pro Forma Adjustments
                                                            -----------------------------
                                                            Amoco Property
                                         Historical         Acquisition(c)          Other             Pro Forma
                                         ----------         --------------          -----             ---------
OPERATING REVENUES
    Oil and gas production             $     45,506        $     35,321                                $ 80,827
                                       ------------        ------------                                --------

OPERATING EXPENSES
    Direct operating expenses                11,641              13,814                                  25,455
    General and administrative                5,048                                    900(d)             5,948
    Depletion and depreciation               14,072                                  8,207(e)            22,279
                                       ------------        ------------                                --------
        Total operating expenses             30,761              13,814                                  53,682
                                       ------------        ------------                                --------
OPERATING INCOME                             14,745              21,507                                  27,145
                                       ------------        ------------                                --------
OTHER INCOME AND EXPENSES
    Interest and other income                   169                                                         169
    Interest expense                         (7,396)                               (12,116)(f)          (19,512)
                                       ------------                                                    --------
                                             (7,227)                                                    (19,343)
                                       ------------                                                    --------
EARNINGS FROM OPERATIONS
     BEFORE  INCOME TAXES                     7,518                                                       7,802
INCOME TAX PROVISION                          2,932                                    108(g)             3,040
                                       ------------                                                    --------
NET EARNINGS                           $      4,586                                                    $  4,762
                                       ============                                                    ========

EARNINGS PER COMMON
  SHARE                                $       0.22                                                    $   0.23
                                       ============                                                    ========

WEIGHTED AVERAGE
     COMMON SHARES
     OUTSTANDING                         21,143,059                                                  21,143,059
                                       ============                                                  ==========



       See Notes to Pro Forma Condensed Consolidated Financial Statements.

                       COHO ENERGY, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(1) BASIS OF PRESENTATION -

         On December 18, 1997, the Company, through its indirect wholly owned subsidiary Coho Oil & Gas, Inc. ("Coho Oil"), acquired from Amoco Production Company interests in certain crude oil and natural gas properties (the "Amoco Property Acquisition") located in southern Oklahoma for cash consideration of approximately $257.5 million and warrants to purchase one million shares of common stock of the Company at $10.425 per share for a period of five years. The acquired properties are in more than 25,000 gross acres concentrated in southern Oklahoma, including 14 major producing oil fields. Approximately $70 million of the acquisition cost is attributable to unproved properties.

         On October 3, 1997, the Company issued 5 million shares of common stock at $10.50 per share and issued $150 million of 8 7/8% senior subordinated notes due 2007 pursuant to two public offerings (the "Offerings") with combined net proceeds of approximately $193.7 million. The Company repaid the outstanding borrowings of $144.8 million under its existing bank credit facility from the net proceeds. $36.5 million of the remaining net proceeds and $221 million of new borrowings under the existing bank credit facility were used to finance the Amoco Property Acquisition.

         The accompanying Pro Forma Condensed Consolidated Balance Sheet at September 30, 1997, has been prepared assuming the Amoco Property Acquisition and the Offerings had been consummated on September 30, 1997. The Pro Forma Condensed Consolidated Statements of Earnings for the year ended December 31, 1996 and the nine months ended September 30, 1997, have been prepared assuming the Company had consummated the Amoco Property Acquisition immediately prior to each of the periods presented. Certain of the properties acquired in the Amoco Property Acquisition were acquired by Amoco in March 1997. The Pro Forma Statements of Earnings for both periods include the revenues and direct operating expenses for the periods prior to Amoco's ownership of such properties.

         The Pro Forma Condensed Consolidated Statements of Earnings are not necessarily indicative of the results of operations had the Amoco Property Acquisition occurred on the assumed dates.

(2) PRO FORMA ADJUSTMENTS -

         Pro forma adjustments necessary to adjust the Condensed Consolidated Balance Sheet and Statements of Earnings are as follows:

(a) To record the increase in cash, the increase in debt issue costs in other noncurrent assets, the net increase in long term debt and the increase in equity related to the Offerings.

(b) To record the Amoco Property Acquisition, including approximately $1.9 million of transaction costs and $5 million of assumed liabilities. The existing bank credit facility was used to finance $221 million of the purchase price and the remaining purchase price of $36.5 million, as well as transaction costs, was funded from working capital. The estimated fair market value for the warrants was $3.4 million.

                       COHO ENERGY, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (Unaudited) - Continued


(c) To record revenues and direct operating expenses of the Amoco Property Acquisition, based on the statements of revenues and direct operating expenses for the year ended December 31, 1996 and for the nine months ended September 30, 1997, as adjusted to include the revenues and direct operating expenses attributable to the properties acquired by Amoco in March 1997 for periods prior to Amoco's ownership of such properties. See Note 2 of the Statements of Revenues and Direct Operating Expenses.

(d) To record the estimated increase in general and administrative expense attributable to the Amoco Property Acquisition.

(e) To record estimated depreciation and depletion expense attributable to the Amoco Property Acquisition using the unit-of-production method applied to the net cost of the properties acquired (excluding $70 million related to unproved properties) plus future development costs and abandonment costs associated with proved reserves.

(f) To record interest expense attributable to $221 million of bank debt used to finance the Amoco Property Acquisition. Interest expense is based upon the weighted average interest rate incurred by the Company under its existing credit facility assuming the acquisition had been funded at January 1 of each period.

(g)       To record the tax effect of adjustments (c), (d), (e) and (f) above.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        COHO ENERGY, INC.
                                        (Registrant)


Date: March 2, 1998                     By: s/n EDDIE M. LEBLANC, III
                                           --------------------------------
                                           Senior Vice President and
                                           Chief Financial Officer